QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 25.2

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable (State of incorporation if not a U.S. national bank)	94-1347393 I.R.S. employer identification no.)
505 Main Street, Suite 301 Fort Worth, Texas (Address of principal executive offices)	76102 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
(agent for services)

MARKWEST ENERGY PARTNERS, L.P.
(Exact name of obligor as specified in its charter)

Delaware	27-0005456
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Subordinated Debt Securities
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

        (a)   Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency,
    Treasury Department
    Washington, D.C. 20230

    Federal Deposit Insurance Corporation
    Washington, D.C. 20429

    Federal Reserve Bank of San Francisco
    San Francisco, CA 94120

        (b)   Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits.

        Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*
Exhibit 3.
A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*
Exhibit 4.	Copy of By-laws of the trustee as now in effect.*
Exhibit 5.	Not applicable.
Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.
Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 21st day of May, 2004.

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ MELISSA SCOTT Melissa Scott, Vice President

Exhibit 6

May 21, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ MELISSA SCOTT Melissa Scott, Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2004, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,890
Interest-bearing balances		6,251
Securities:
Held-to-maturity securities		0
Available-for-sale securities		27,661
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,436
Securities purchased under agreements to resell		170
Loans and lease financing receivables:
Loans and leases held for sale		29,359
Loans and leases, net of unearned income	233,785
LESS: Allowance for loan and lease losses	2,629
Loans and leases, net of unearned income and allowance		231,156
Trading Assets		8,314
Premises and fixed assets (including capitalized leases)		2,787
Other real estate owned		180
Investments in unconsolidated subsidiaries and associated companies		284
Customers' liability to this bank on acceptances outstanding		69
Intangible assets
Goodwill		7,915
Other intangible assets		6,871
Other assets		11,217

Total assets		$347,560

LIABILITIES
Deposits:
In domestic offices		$240,660
Noninterest-bearing	78,496
Interest-bearing	162,164
In foreign offices, Edge and Agreement subsidiaries, and IBFs		15,087
Noninterest-bearing	3
Interest-bearing	15,084
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		18,617
Securities sold under agreements to repurchase		3,028
Trading liabilities		4,973
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)		18,180
Bank's liability on acceptances executed and outstanding		69
Subordinated notes and debentures		4,824
Other liabilities		9,494

Total liabilities		$314,932
Minority interest in consolidated subsidiaries		70
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		520
Surplus (exclude all surplus related to preferred stock)		23,424
Retained earnings		7,812
Accumulated other comprehensive income		802
Other equity capital components		0

Total equity capital		32,558

Total liabilities, minority interest, and equity capital		$347,560

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Howard Atkins
Dave Hoyt                                                 Directors
John Stumpf

QuickLinks

  EXHIBIT 25.2
  Item 1. General Information. Furnish the following information as to the trustee
  Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
  Item 15. Foreign Trustee. Not applicable.
  Item 16. List of Exhibits.
SIGNATURE